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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): November 30, 2005


                       AMERICAN INTERNATIONAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                      1-8787                   13-2592361
   (State or Other           (Commission File Number)       (IRS Employer
   Jurisdiction of                                          Identification No.)
   Incorporation)


                                 70 Pine Street
                            New York, New York 10270
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (212) 770-7000

                   ------------------------------------------
         (Former name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

On November 30, 2005, the Compensation Committee of the Board of Directors of American International Group, Inc. (AIG) approved and adopted the AIG Senior Partners Plan (Senior Partners Plan).

The Senior Partners Plan will operate for three-year periods that overlap, so that a performance period ends every year. The first performance period will run from January 1, 2004 through December 31, 2006. Under the Senior Partners Plan, the Compensation Committee will award to key employees senior partner units, which will provide for a deferred cash payment subject to certain vesting requirements. A total of up to 30,000 senior partner units may be outstanding with respect to each performance period.

Each year in a performance period, a percentage of the growth in Adjusted Book Value (as determined by the Compensation Committee) is allocated under the Senior Partners Plan. The dollar amount attributable to a senior partner unit for each performance period will be determined by the Compensation Committee based on a weighted average of the dollar amount allocated in the manner described above (with weighting of 2/3 of the allocated amount for the final year in a performance period and 1/6 of the allocated amount for each of the two previous years), divided by 30,000.

The dollar amount of each senior partner unit will be paid out in cash in equal one-third installments promptly after the fourth, eighth and twelfth anniversaries of the beginning of the last year of the performance period, so long as the participant's employment with AIG is not previously terminated
(for any reason). Special accelerated vesting and payment rules apply if a participant dies, becomes permanently disabled or retires after age 65. The Senior Partners Plan also provides for a quarterly cash payment based upon a formula relating to the cash dividends AIG pays on its common stock.

The Senior Partners Plan is attached hereto as Exhibit 10.1.

Section 8 - Other Events

Item 8.01. Other Events.

C.V. Starr & Co., Inc. (Starr) has offered to purchase interests in Starr owned by current AIG executives.

A number of senior AIG executives own common and preferred shares of Starr. AIG expects that most or all of its executives holding Starr shares will take advantage of the offer. The Starr holdings of AIG's executive officers as of January 1, 2005 are described in AIG's 2005 Proxy Statement, dated
June 27, 2005.

As disclosed in Item 1.01, AIG's Compensation Committee has approved and adopted the Senior Partners Plan. The Senior Partners Plan is part of AIG's efforts to provide replacements for the investment opportunity, and related retention benefit, previously provided by the Starr shareholdings.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

      Exhibit 10.1 AIG Senior Partners Plan.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN INTERNATIONAL GROUP, INC.
                                                 (Registrant)

Date: December 6, 2005                 By /s/ KATHLEEN E. SHANNON
                                       ------------------------------------
                                       Name:  Kathleen E. Shannon
                                       Title: Senior Vice President
                                              and Secretary